Exhibit 99.1
Planet Fitness Prices $800 Million Securitized Financing Facility

Hampton, NH, June 7, 2024 - Planet Fitness, Inc. (NYSE: PLNT) (together with its subsidiaries, the “Company”) today announced that it has priced $800 million of Series 2024-1 Class A-2 Fixed Rate Senior Secured Notes (the “Class A-2 Notes”), which consist of two tranches: the Class A-2-I Senior Secured Notes with an anticipated repayment term of five years, with an aggregate principal amount of $425 million and a fixed interest rate of 5.765% per annum, payable quarterly, and the Class A-2-II Senior Secured Notes with an anticipated repayment term of ten years, with an aggregate principal amount of $375 million and a fixed interest rate of 6.237% per annum, payable quarterly. The Class A-2 Notes are expected to be issued by Planet Fitness Master Issuer LLC (the “Master Issuer”), a limited-purpose, bankruptcy remote, indirect subsidiary of Planet Fitness, Inc. in a privately placed securitization transaction.
The proceeds from the expected sale of the Class A-2 Notes will be used as follows:
•to repay in full the Series 2018-1 Class A-2-II Notes, which as of March 31, 2024, had a principal balance of approximately $591 million;
•to pay the transaction costs and fund the reserve accounts associated with the securitized financing facility; and
•for general corporate purposes, which may include funding share repurchases by the Company.
The Company expects the Class A-2 Notes transaction to close on or around June 12, 2024, subject to satisfaction of various closing conditions. There can be no assurance regarding the timing of closing or that the sale of the Class A-2 Notes will be completed.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Class A-2 Notes or any other security. The Class A-2 Notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of March 31, 2024, Planet Fitness had approximately 19.6 million members and 2,599 stores in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Brittany Fraser, ICR
Brittany.Fraser@icrinc.com
917-658-8750

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected use of proceeds from the sale of the Class A-2 Notes, potential share repurchases and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” “expect,” “intend,” “may,” “will,” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the Company’s ability to consummate the refinancing transaction on terms acceptable to the Company or at all, capital markets conditions, the Company’s substantial increased indebtedness as a result of the transaction and its ability to incur additional indebtedness or refinance that indebtedness in the future, the Company’s future financial performance and the Company’s ability to pay principal and interest on its indebtedness, competition in the fitness industry, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2024, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.